Exhibit 21

Entity Name	Domestic Jurisdiction
AERCO International, Inc.	New Jersey
AHC Holding Company, Inc.	Delaware
Apex Valves Limited	New Zealand
Bar pneumatische steuerungssysteme GmbH	Germany
Black Teknigas & Electro Controls Limited	United Kingdom
BLÜCHER France SARL	France
BLÜCHER Germany GmbH	Germany
BLÜCHER Metal A/S	Denmark
BLÜCHER Norway AS	Norway
BLÜCHER Sweden AB	Sweden
BLÜCHER UK LTD	United Kingdom
BM Stainles Steel Drains Limited	United Kingdom
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
HF Scientific, Inc.	Florida
Hornet Enterprises, LLC	Michigan
Hornet Manufacturing LLC	Michigan
Mutpec C.V.	Netherlands
PVI Industries, LLC	Delaware
PVI Riverside Holdings, Inc.	Delaware
Socla Benelux S.P.R.L.	Belgium
Socla SAS	France
Socla Valves and Controls Iberica SA	Spain
Taft Engineering, Inc.	Colorado
Tekmar Control Systems Ltd.	British Columbia
Tekmar Control Systems, Inc.	Washington
Valpes S.A.S.	France
Watts (Ningbo) International Trading Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Asia Pacific Sales Pte. Ltd.	Singapore
Watts Benelux	Belgium
Watts Denmark Holding ApS	Denmark
Watts Deutschland Holdings GmbH & Co KG	Germany
Watts Electronics S.A.S.	France
Watts EMEA Holding BV	Netherlands
Watts France Holding S.A.S.	France
Watts Germany Holding GmbH	Germany
Watts Holdings Limited	Gibraltar
Watts Ind. Iberica SA	Spain
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries France S.A.S.	France
Watts Industries Italia S.r.l.	Italy
Watts Industries Middle East FZE	Dubai
Watts Industries Netherlands BV	Netherlands
Watts Industries Nordic AB	Sweden
Watts Industries Polska Sp. z.o.o.	Poland
Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
Watts Insulation NV	Belgium
Watts Intermes AG	Switzerland
Watts Intermes GmbH	Austria
Watts International Holdings Limited	Gibraltar
Watts Italy Holding S.r.l.	Italy
Watts Korea Co. Ltd.	Republic of Korea
Watts Regulator Co.	Massachusetts
Watts U.K. Ltd.	United Kingdom
Watts Water Equipment Manufacturing (Ningbo) Co., Ltd.	China
Watts Water Quality and Conditioning Products, Inc.	Delaware
Watts Water Technologies (Australia) Pty Ltd.	South Wales
Watts Water Technologies (Canada), Inc.	Federally Chartered
Watts Water Technologies (HK) Holding Limited	Hong Kong
Watts Water Technologies EMEA B.V.	Netherlands
Watts Water Technologies International, LLC	Delaware
Watts Water Technologies Latin America S.A. de C.V.	Mexico
Watts Water Technologies, Inc.	Delaware